Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 14, 2004) pertaining to the ScanSource, Inc. Directors Equity Compensation Plan of our reports dated August 12, 2003, with respect to the consolidated financial statements of ScanSource, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Greenville, South Carolina

May 14, 2004